AMENDMENT TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”), dated as of May 1, 2007, by and among EyeTel Imaging, Inc., a Delaware corporation (the “Company”), and each of the other persons and entities listed on the signature pages hereto, amending that certain Amended and Restated Investor Rights Agreement, dated as of January 14, 2004, as amended on February 8, 2006 (the “Investor Rights Agreement”), by and among the Company and each of the persons and entities listed on the signature pages thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

WHEREAS, in connection with a proposed initial public offering of Common Stock of the Company, the parties hereto desire to amend the Investor Rights Agreement as set forth below;

WHEREAS, the Investor Rights Agreement may be amended (so long as it creates no additional obligations for, and does not diminish the rights of, the Common Stockholders) with the written consent of the Company and Investors holding a majority of the outstanding Registrable Securities; and

WHEREAS, the persons and entities listed on the signature pages hereto constitute Investors holding a majority of the outstanding Registrable Securities.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.
Definition of “Qualified Public Offering.” The definition of “Qualified Public Offering” set forth in Section 1.15 of the Investor Rights Agreement is hereby amended and restated to read in its entirety as follows:

“Qualified Public Offering” means an underwritten public offering of shares of Common Stock in which the aggregate gross proceeds to the Company equal or exceed $15 million and after which the Common Stock is listed on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange.

2.
Ratification; References. Except as otherwise modified by this Amendment, the provisions of the Investor Rights Agreement shall continue to be and remain in full force and effect, and any reference thereto shall hereafter mean the Investor Rights Agreement, as amended hereby.

3.
Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile). Each such counterpart shall be deemed an original, and all of such counterparts together shall be one instrument.

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among New York residents entered into and performed entirely within New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Amended and Restated Investor Rights Agreement to be executed as of the date first set forth above.

EYETEL IMAGING, INC.

By:	/s/ John C. Garbarino
Print Name: John C. Garbarino
Title: President and Chief Executive Officer

BAIN CAPITAL VENTURE FUND 2001, LP

By:	Bain Capital Venture Partners, LP, its
General Partner
By:	Bain Capital Venture Investors, LLC,
its General Partner

By:	/s/ James J. Nahirny
Name: James J. Nahirny
Title: Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	Brookside Capital Investors, L.P., its
General Partner
By:	Brookside Capital Management, LLC,
its General Partner

By:	/s/ William Pappendick
Name: William Pappendick
Title: Managing Director

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III, its
sole member and manager
By:	Bain Capital Investors, LLC,
their Managing Partner

By:	/s/ James J. Nahirny
Name: James J. Nahirny
Title: Managing Director

RGIP, LLC

By:	/s/ Alfred O. Rose
Name: Alfred O. Rose
Title: Managing Member

RADIUS VENTURE PARTNERS II, LP

By:	Radius Venture Partners II, LLC, its
General Partner

By:	/s/ Daniel C. Lubin
Name: Daniel C. Lubin
Title: Managing Member